Exhibit 10.4

Execution Version

FIRST AMENDMENT

First Amendment dated as of September 21, 2026 (this “Amendment”) to the Amended and Restated Term Loan Credit Agreement, dated as of June 6, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among HENRY SCHEIN, INC. (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, and the Borrower has requested that the Credit Agreement be amended as set forth herein to effect certain changes to the Credit Agreement;

WHEREAS, (i) JPMorgan Chase Bank, N.A. and U.S. Bank National Association have been appointed as joint lead arrangers and bookrunners, (ii) U.S. Bank National Association has been appointed as sole syndication agent, (iii) the Toronto-Dominion Bank, New York Branch and Bank of America, N.A. have been appointed as joint lead arrangers and co-documentation agents and (iv) ING Bank N.V., Dublin Branch and BNP Paribas have been appointed as co-documentation agents, in each case, for this Amendment;

WHEREAS, the Lenders party hereto are willing to effect the amendments set forth herein on the terms and subject to the conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Amended Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. Effective as of the First Amendment Effective Date the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) to each of the following defined terms as follows:

““Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, or a substantially similar pronouncement, in each case, if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof).”

““Change in Control”: any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of the Borrower (other than the aggregate beneficial ownership of the Persons who are officers or directors of the Borrower on the Closing Date) or (B) shall obtain ~~(i)~~ the power (whether or not exercised) to elect a majority of the Borrower’s directors ~~or (ii) the board of directors of the Borrower shall not consist of a majority of Continuing Directors~~.”

““Designated Charges”: for any period, to the extent deducted in computing Consolidated Operating Income, the aggregate of total (a) extraordinary, unusual or non-recurring charges and expenses, (b) restructuring, consolidation, transaction, integration or other similar charges and expenses, (c) cost savings as a result of a reduction in force, salary, benefit and other related reductions and pro forma “run-rate” cost savings related to acquisitions ~~and~~, (d) any non-cash charge, loss or expense that relates to the write-down or material impairment of any Subsidiary of the Borrower and (e) the amount of factually supportable and identifiable cost savings related to operational efficiencies, expense reductions, strategic initiatives or improvements or other cost synergies, in each case, projected by the Borrower in good faith to be realized based upon actions taken, committed to be taken or reasonably expected to be taken within 12 months of the date of determination (calculated on a pro forma basis as though such cost savings, improvements and cost synergies had been realized on the first day of such period) (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and cost synergies can be reasonably computed, as certified in writing by a responsible financial or accounting officer of the Borrower; provided that the aggregate amount under clauses (b) ~~and~~, (c) and (e) for any applicable period shall not exceed ~~10~~15% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Borrower in its Annual Report on Form 10-K for the fiscal year ended December ~~31~~, ~~2024~~27, 2025.”

““Environmental Laws”: all laws ~~(including common law)~~, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or written and binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the pollution or the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any explosive or radioactive substances or wastes or any hazardous or toxic substances, pollutants or wastes or workers health and safety requirements.”

““Note Purchase Agreements”: (a) the Third Amended and Restated Master Note Facility, dated as of October 20, 2021, by and among Henry Schein, Inc., NYL Investors LLC (“New York Life”), and each New York Life affiliate party thereto, (b) the Third Amended and Restated Multicurrency Private Shelf Agreement, dated as of October 20, 2021, by and among Henry Schein, Inc., PGIM, Inc. (“Prudential”) and each Prudential affiliate party thereto and, (c) the Multicurrency Private Shelf Agreement, dated as of October 20, 2021, by and among Henry Schein, Inc., Corebridge Institutional Investors (U.S.), LLC (as successor in interest to AIG Asset Management (U.S.), LLC (“Corebridge”) and each Corebridge affiliate party thereto and (d) the Third Amended and Restated Multicurrency Master Note Purchase Agreement, dated as of October 20, 2021, by and among Henry Schein, Inc., Metropolitan Life Insurance Company (“MLIC”), MetLife Investment Management Limited ~~and MetLife Investment Management~~, LLC (as successor in interest to ~~(together with~~ MetLife Investment Advisors Company, LLC) (“MLIAC,” and together with MLIC~~Management Limited~~, “MetLife”) and each MetLife affiliate party thereto, each as amended, restated, amended and restated or otherwise modified from time to time.”

““Receivables Transaction”: any transaction or series of transactions providing for the financing of Receivables of the Borrower or any of its Subsidiaries, involving one or more sales, contributions or other conveyances by the Borrower or any of its Subsidiaries of its/their Receivables to Receivables Subsidiaries which finance the purchase thereof by means of the incurrence of Indebtedness or otherwise. Notwithstanding anything contained in the foregoing to the contrary: (a) no portion of the Indebtedness (contingent or otherwise) with respect to any Receivables Transactions shall (i) be guaranteed by the Borrower or any of its Subsidiaries, (ii) involve recourse to the Borrower or any of its Subsidiaries (other than the relevant Receivables Subsidiary), or (iii) require or involve any credit support or credit enhancement from the Borrower or any of its Subsidiaries (other than the relevant Receivables Subsidiary); provided that the Borrower and its Subsidiaries will be permitted to agree to representations, warranties, covenants and indemnities that are reasonably customary (as determined by the Borrower in good faith) in accounts receivable securitization transactions of the type contemplated (none of which representations, warranties, covenants or indemnities will result in recourse to the Borrower or any of its Subsidiaries (other than the relevant Receivables Subsidiary) beyond the limited recourse that is reasonably customary (as determined by the Borrower in good faith) in accounts receivable securitization transactions of the type contemplated); and (b) the securitization facility and structure relating to such Receivables Transactions shall be on market terms and conditions customary (as determined by the Borrower in good faith) for Receivables transactions of the type contemplated.

““Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran and ~~,~~ North Korea ~~and Syria~~).”

(b) Section 1.1 of the Credit Agreement shall hereby be amended to add the following defined terms to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““First Amendment” shall mean that certain First Amendment to the Amended and Restated Term Loan Credit Agreement, dated as of September 21, 2026, by and among the Borrower, the Administrative Agent and the Lenders party thereto.”

““First Amendment Effective Date” shall have the meaning provided in the First Amendment.”

(c) Section 5.1(a) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) thereof as follows:

“(a) The consolidated ~~and consolidating~~ balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2024 and December 31, 2023, respectively, and the related consolidated ~~and consolidating~~ statements of operations and of cash flows for the fiscal years ended on such dates, reported on by BDO USA, P.C., copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the consolidated ~~and consolidating~~ financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated ~~and consolidating~~ results of their operations and of their cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as otherwise expressly noted therein), and show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and each of its Subsidiaries as of the dates thereof.~~, including liabilities for Taxes, material commitments and Indebtedness. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheets referred to above, any material Guarantee Obligation, material contingent liability or material liability for Taxes, or any material long-term lease or material forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.~~”

(d) Sections 7.1(a) and (b) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) thereof as follows:

“(a) as soon as available, but in any event within 90 days (or, to the extent the Borrower is a reporting company under the Securities Act of 1933, as amended, such shorter period as shall be required under the applicable rules of the SEC for the filing of its annual report on Form 10-K) after the end of each fiscal year of the Borrower, a copy of the audited consolidated ~~and consolidating~~ balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated ~~and consolidating~~ statements of operations and stockholders’ equity and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a qualification arising out of the scope of the audit, by BDO USA, P.C. or any other independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders~~, including an executive summary of the management letter prepared by such accountants; provided, however, that if a Default or Event of Default shall have occurred and shall be continuing, the full text of such management letter shall be provided to the Administrative Agent~~; and

(b) as soon as available, but in any event not later than 45 days (or, to the extent the Borrower is a reporting company under the Securities Act of 1933, as amended, such shorter period as shall be required under the applicable rules of the SEC for the filing of its quarterly report on Form 10-Q) after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated ~~and consolidating~~ balance sheets of the Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated ~~and consolidating~~ statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods in the previous year, all certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto).”

(e) Section 7.3 of the Credit Agreement shall hereby be amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“Preserve, renew and keep in full force and effect its corporate existence and good standing under the laws of its jurisdiction of organization (except as could not in the aggregate be reasonably expected to have a Material Adverse Effect or as otherwise permitted hereunder), (b) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except to the extent that the failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect, and (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.”

(f) Section 7.5 of the Credit Agreement shall hereby be amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.”

(g) Section 7.12 of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“Within ~~15~~ 30 days (or, in the case of a Foreign Subsidiary, 45 days) of any Subsidiary becoming, but only for so long as such Subsidiary shall be, a guarantor under or with respect to any Indebtedness or other obligations under the Note Purchase Agreements or any other debt securities or bank debt in an aggregate principal amount exceeding $200,000,000 (it being understood that undrawn commitments in respect of bank credit facilities shall not constitute “bank debt” for purposes of this definition) issued by the Borrower, cause such Person to enter into a Guarantee in the form of Exhibit I (or such other agreement in form and substance reasonably acceptable to the Majority Lenders), and thereupon such Person shall become a Guarantor hereunder for all purposes.”

(h) Section 8.2(n) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“(n) Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Borrower or any of its Subsidiaries not exceeding the greater of (x) $~~800,000,000~~1,120,000,000 or (y) 10% of Consolidated Total Assets at the time such Indebtedness is incurred; and”

(i) Section 8.3(b) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“(b) any Indebtedness of any of the Subsidiaries other than (i) Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under Section 8.3(a), (ii) any Indebtedness of any Subsidiary as a guarantor under or pursuant to any of those certain Note Purchase Agreements or the Revolving Credit Agreement ((x) in ~~each~~the case of the Note Purchase Agreements, in the amounts permitted thereunder as of the Closing ~~d~~Date ~~hereof~~and (y) in the case of the Revolving Credit Agreement, in the amounts permitted thereunder as of the First Amendment Effective Date), in each case, so long as such Subsidiaries are Guarantors, (iii) any Indebtedness of any Subsidiary existing on the Closing Date and set forth on Schedule 8.3 and any refinancing thereof; provided that the then outstanding principal amount thereof is not increased and the weighted average maturity thereof is not decreased, (iv) any Indebtedness of any Subsidiary which is a Guarantor, (v) any Indebtedness of any Subsidiary owed to the Borrower or any other Subsidiary, (vi) any Indebtedness arising in respect of capital leases or purchase money obligations incurred in accordance with Section 8.2(f), (vii) any other Indebtedness of Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $~~800~~1,120,000,000 or (y) 10% of Consolidated Total Assets at the time such Indebtedness is incurred, (viii) Indebtedness of any Subsidiary of the Borrower in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business, (ix) any Guarantee Obligation of the Borrower in respect of Indebtedness incurred by any Subsidiary under clause (vii~~i~~) hereof up to an aggregate principal amount not to exceed $450~~300~~,000,000 at any time outstanding and (x) any Indebtedness of the Borrower and the Guarantors under this Agreement.”

(j) Section 9(i) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“(i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower or any Guarantor (if any) denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; one or more judgments (to the extent not covered by insurance where insurance coverage has been acknowledged) for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and either (i) such judgment shall remain undischarged for a period of ~~45~~60  consecutive days during which execution thereof shall not be effectively stayed~~,~~ or (ii) enforcement proceedings shall have been commenced by any ~~any action shall be legally taken by a~~ judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment and such proceedings shall not have been effectively stayed; or”

(k) Section 11.2(a)(i) of the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) thereof as follows:

“if to the Borrower or any of the Guarantors (if any), to Henry Schein, Inc., 135 Duryea Road, Melville, New York, 11747, Attention of Michael Amodio, Vice President, Treasurer (Telecopy No. (631) 838-8553), with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York, 10036-8299, Attention of JD DeSantis~~Ron Franklin~~, Esq. (Telecopy No. (212)  969-3240~~195~~ )
(e-mail: JDeSantis~~rfranklin~~@proskauer.com) ;” and

(l) Exhibit G to the Credit Agreement shall hereby be amended and restated in its entirety as set forth on Exhibit A hereto.

SECTION 3. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms and reaffirms that, after giving effect to this Amendment, (i) the representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), except that with respect to the representations and warranties contained in Section 5.6 of the Credit Agreement, such representations and warranties shall be qualified by the disclosures in the Borrower’s public filings with the Securities and Exchange Commission; and (ii) no Default or Event of Default has occurred and is continuing on and as of the First Amendment Effective Date or immediately after giving effect to this Amendment.

SECTION 4. Conditions to Effectiveness. The amendments set forth in Section 2 of this Amendment shall become effective on the first date on which the following conditions precedent have been satisfied or waived (the first date on which such conditions shall have been so satisfied or waived, the “First Amendment Effective Date”):

(i) The Administrative Agent (or its counsel) shall have received from the Borrower, the Administrative Agent and each Lender party hereto (which, collectively, constitute the Majority Lenders on the First Amendment Effective Date) a counterpart of this Amendment executed and delivered on behalf of such party.

(ii) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (iii) and (iv) of this Section 4 have been satisfied as of the First Amendment Effective Date.

(iii) The representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), except that with respect to the representations and warranties contained in Section 5.6 of the Credit Agreement, such representations and warranties shall be qualified by the disclosures in the Borrower’s public filings with the Securities and Exchange Commission.

(iv) No Default or Event of Default shall have occurred and be continuing on and as of the First Amendment Effective Date or immediately after giving effect to this Amendment.

(v) The Administrative Agent shall have received (A) all fees required to be paid on or prior to the First Amendment Effective Date and (B) all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under the Credit Agreement for which invoices have been presented to the Borrower.

(vi) (A) The Administrative Agent shall have received all documentation and other information with respect to the Borrower and the Guarantors as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (B) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested a Beneficial Ownership Certification in a written notice to the Borrower, at least 10 days prior to the date hereof, shall have received, at least five days prior to the date hereof, such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (B) shall be deemed to be satisfied).

SECTION 5. Continuing Effect; No Other Amendments or Consents.

(a) Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific Sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same Section for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Borrower agrees with respect to each Loan Document to which it is a party that all of its obligations and liabilities under such Loan Document shall remain in full force and effect on a continuous basis in accordance with the terms and conditions of such Loan Document after giving effect to this Amendment.

(c) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and its affiliates for all their reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.

SECTION 7. Counterparts; Electronic Execution.

(a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(b) Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment or any of the other Loan Documents based solely on the lack of paper original copies of this Amendment or any other Loan Documents, including with respect to any signature pages hereto or thereto.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 11.12 and 11.17 of the Credit Agreement are hereby incorporated into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HENRY SCHEIN, INC., as Borrower

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

[Signature Page to First Amendment to A&R TL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ James Kyle O’Donnell
Name: James Kyle O’Donnell
Title: Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Ryan M. Black
Name: Ryan M. Black
Title: Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Mathew Miller
Name: Matthew Miller
Title: Authorized Signatory

[Signature Page to First Amendment to A&R TL Credit Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Martha Novak
Name: Martha Novak
Title: Senior Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Managing Director

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to First Amendment to A&R TL Credit Agreement]

UniCredit Bank GmbH, New York Branch, as Lender

By:	/s/ Mario Ferrante
Name: Mario Ferrante
Title: Managing Director

By:	/s/ Laura Shelmerdine
Name: Laura Shelmerdine
Title: Director

[Signature Page to First Amendment to A&R TL Credit Agreement]

HSBC UK Bank Plc, as Lender

By:	/s/ Andrew Hawkins
Name: Andrew Hawkins
Title: Power of Attorney, Deputy Regional Director GNB UK L&S

[Signature Page to First Amendment to A&R TL Credit Agreement]

Industrial and Commercial Bank of China Limited, New York Branch as Lender

By:	/s/ Pinyen Shih
Name: Pinyen Shih
Title: Executive Director

By:	/s/ Li Fiorani
Name: Li Fiorani
Title: Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]

BNP PARIBAS, as Lender

By:	/s/ John Bosco
Name: John Bosco
Title: Managing Director

By:	/s/ Kirby Young
Name: Kirby Young
Title: Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]

PNC Bank, National Association, as Lender

By:	/s/ William P. Herold
Name: William P. Herold
Title: Senior Vice President

[Signature Page to First Amendment to A&R TL Credit Agreement]